UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2016

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 14, 2016, Intermolecular, Inc. (the “Company”) entered into a Governance Agreement (the “Governance Agreement”) by and between the Company and Raging Capital Management, LLC (the “Investor”).  As of the date of the Governance Agreement, the Investor beneficially owned 13,526,205 shares, or approximately 27.3%, of the Company’s common stock.

The Company and the Investor determined that it is the best interest of the Company and its stockholders to enter into certain governance and other arrangements with respect to the Investor’s acquisition of additional shares of the Company’s common stock and the appointment of an additional director to the Company’s board of directors at the Company’s 2017 annual meeting of stockholders. Pursuant to the Governance Agreement, the Company and Investor agreed to include in the slate of nominees recommended by the Board of Directors of the Company (the “Board”) for election as directors at the 2017 annual meeting of stockholders of the Company (the “2017 Annual Meeting”) an individual to be designated by the Investor (the “Investor Designee”) who will be approved by the Nominating and Corporate Governance Committee of the Board, subject to its fiduciary duties, which approval shall not be unreasonably withheld.  The Investor agreed that it will not seek to elect more than one (1) director to the Board at the 2017 Annual Meeting or otherwise prior to the date that is thirty (30) calendar days prior to the deadline established pursuant to the Company’s bylaws for the submission of stockholder nominations for the 2018 annual meeting of stockholders of the Company.  Further, the Investor agreed to vote at the 2017 Annual Meeting all shares of common stock of the Company beneficially owned by the Investor and entitled to be voted at the meeting in favor of the election of the director nominees, including the Investor Designee, recommended by the Board.

The Investor and the Company also agreed that the Investor or any of its affiliates may acquire, at their discretion, up to an additional 8 million shares of common stock of the Issuer (the “New Shares”), in accordance with the Company’s insider trading policy, provided that with respect to the New Shares, at any general or special meeting of the Company’s stockholders, or in connection with any written consent of the Company’s stockholders, the Investor (and its affiliates, as applicable) will vote all of the New Shares entitled to be voted at the meeting or execute any applicable written consent of stockholders in the same proportion as all shares of common stock of the Company other than those beneficially owned by the Investor or its affiliates are voted (or consented, as applicable) with respect to any matter up for stockholder vote or written consent.

The foregoing description of the terms and conditions of the Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Governance Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference

.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: November 16, 2016	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Chief Financial Officer